UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2014

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                           Change in Registrant’s Certifying Accountant.

The Audit Committee of our Board of Directors recently conducted a competitive process to determine our independent registered public accountants. As a result of this process, on June 6, 2014, we engaged Ernst & Young LLP (“E&Y”) as our independent registered public accountants. On the same date, we dismissed KPMG LLP (“KPMG”) as our independent registered public accountants, effective immediately.  During the two fiscal years ended December 28, 2013 and the subsequent interim period through June 6, 2014, neither we nor anyone on our behalf consulted E&Y regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K. This change of our independent registered public accountants was approved by the Audit Committee of our Board of Directors.

During the two fiscal years ended December 28, 2013 and the subsequent interim period through June 6, 2014, there were no: (1) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in our internal control over financial reporting as of our fiscal year ended December 28, 2013, and our fiscal quarter ended March 29, 2014. As disclosed in Item 9A of our annual report on Form 10-K for our fiscal year ended December 28, 2013, our President and Chief Executive Officer and our Chief Financial Officer concluded that our internal controls were not sufficiently complete and comprehensive to ensure that our income tax accounting and reporting for income taxes were complete and accurate. The Audit Committee of our Board of Directors has discussed this material weakness in our internal control over financial reporting with KPMG, and has authorized KPMG to respond fully to the inquiries of E&Y concerning this material weakness.

The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 28, 2013 and December 29, 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 28, 2013 and December 29, 2012, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that we did not maintain effective internal control over financial reporting as of December 28, 2013 because of the effect of the aforementioned material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the accounting and reporting for income taxes has been identified and included in management’s assessment.

KPMG has furnished us with a letter addressed to the Securities and Exchange Commission indicating that it agrees with the foregoing statements, except for certain statements with respect to which KPMG is not in a position to agree or disagree. A copy of this letter is filed as Exhibit 16.1 to this current report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Number	Title

16.1	Letter dated June 11, 2014 from KPMG LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: June 11, 2014	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
President and Chief Executive Officer

Exhibit Index

Number	Title

16.1	Letter dated June 11, 2014 from KPMG LLP to the Securities and Exchange Commission.